Bacterin Announces Strategic Alliance to Distribute Products into European Markets

BELGRADE, MT, November 7, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft materials and coatings for medical applications, today announced a strategic alliance with DMP Spine Biologics (DMP) for distribution of Bacterin’s proprietary biologic products in the European Union.  We anticipate that Bacterin products will be well received in many new markets with its strong brand, supportive clinical studies and DMP's vast network of relationships.

Daniel Goldberger, Bacterin’s CEO, commented “We are pleased to have established this strategic relationship with DMP.  They have extensive relationships throughout Europe and have a vast knowledge of the orthopedic and spine markets in various countries.  The European markets represent a significant opportunity for our products.  This relationship will allow us to enter the European market and expand our business internationally.”  Marios Papadopoulos, Chairman and CEO of DMP Spine Technologies concurred "We could not be more excited about this opportunity to work with such an innovative, US-based tissue bank, with an incredible portfolio of products and knowledgeable management team.  We have already engaged distributors through our network and will be expanding distribution into various EU countries in the very near future."

With the successful expansion of our ISO certification earlier this year, Bacterin is well positioned for international expansion.  Growth through this new distribution channel will contribute to Bacterin’s current international strategy and will be incremental business for the organization.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

About DMP Spine Investments Inc.

DMP Spine Investments, Inc. is a US corporation established with a focus to provide US based products to European markets. The principals have extensive distribution experience in Europe, having spent over 30 years distributing for major US orthopedic and spine manufacturers. DMP has a strong network of leading US and International spine and orthopedic surgeons, with relationships and access to markets throughout Europe, the Middle East and Commonwealth of Independent States (CIS) countries.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.